EMBASSY BANK
2001 OPTION PLAN

 The purpose of the Embassy Bank 2001 Option Plan (the “Plan”) is to provide for the grant of incentive stock options and non-qualified stock options to designated officers (including officers who are also directors), other employees and directors who are not employees (“Non-Employee Directors”) of Embassy Bank For The Lehigh Valley (the “Company”).  The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders and will align the economic interests of the participants with those of the shareholders.

1.             Administration

The Plan shall be administered and interpreted by the Board of Directors of the Company.

The Board shall have the sole authority to determine (i) the individuals to whom options shall be granted under the Plan, (ii) the type, size and terms of the options to be granted to each such individual, (iii) the duration of the exercise period and (iv) any other matter arising under the Plan.

The Board shall have full power and authority to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan as it deems necessary or advisable, in its sole discretion.  The Board’s interpretations of the Plan shall be conclusive and binding on all persons having any interests in the Plan or in any options granted hereunder.

2.              Grants

 Options under the Plan shall consist of incentive stock options and non-qualified stock options  (hereinafter collectively referred to as “Grants”).  All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing to the employee (the “Grant Letter”).  The Board shall approve the form and provisions of each Grant Letter to an employee.  Grants need not be uniform as among the employees.

3.              Shares Subject to the Plan

(a)            Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (“Company Stock”) that have been or may be issued or transferred under the Plan is 300,000.  In compliance with Section 162(m) of the Internal Revenue Code, (the “Code”) during the term of the Plan, the maximum aggregate number of shares of Company Stock that shall be subject to options or awards under the Plan to any single individual shall be 40% of the shares specified above.  The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares repurchased by the Company.  If and to the extent options granted under the Plan terminate, expire, or cancel without having been exercised, the shares subject to such option or such award shall again be available for purposes of the Plan.

(b)            If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Grants and the price per share or the applicable market value of such Grants, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  The adjustments determined by the Board shall be final, binding and conclusive.

4.              Eligibility for Participation

 Officers and other employees and Non-Employee Directors of the Company shall be eligible to participate in the Plan (hereinafter referred to individually as the “Participant” and collectively as the “Participants”).  The Board shall select the individuals to receive Grants (the “Grantees”) from among the Participants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines.  Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise than under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose.

5.              Granting of Options

(a)            Number of Shares.  The Board shall grant to each Grantee a number of stock options as the Board shall determine.

(b)            Type of Option and Price.  The Board may grant options qualifying as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code or stock options which are not intended to so qualify (“Non-qualified Stock Options”) in accordance with the terms and conditions set forth herein or any combination of Incentive Stock Options and Non-qualified Stock Options (hereinafter referred to collectively as “Stock Options”); provided, however, that Non-Employee Directors shall not be eligible to receive grants of Incentive Stock Options.  The purchase price of Company Stock subject to an Incentive Stock Option or a Non-qualified Stock Option shall be the fair market value of a share of such Stock on the date such Stock Option is granted.  Notwithstanding the foregoing, with respect to a Stock Option other than an Incentive Stock Option, the price at which Company Stock may be purchased may be equal to either (i) the fair market value of Company Stock as of a date subsequent to the date of grant as specified by the Board in the Grant Letter or (ii) the average of such fair market value over a period of time as specified by the Board in the Grant Letter, but only when the price so established would not result in the disallowance of the company’s expense deduction pursuant to Section 162(m) of the Code.  During such time that the Company Stock is not listed upon an established stock exchange or traded in the over-the-counter-market, the “fair market value” of Company Stock shall be determined by the Board at least annually after taking into account such factors as it shall deem appropriate.  If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Board, “fair market value” on any date of reference shall be the closing price of a share of Company Stock on the stock exchange or other recognized market source, as determined by the Board on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

(c)            Exercise Period.  The Board shall determine the option exercise period of each Stock Option.  The exercise period shall not exceed ten years from the date of grant.  Notwithstanding any determinations by the Board regarding the exercise period of any Stock Option, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

(d)            Vesting of Options.  The vesting period for Stock Options shall be not less than three years in approximately equal percentages commencing on the date of grant and as determined by the Board and specified in the Grant Letter.  Notwithstanding any determinations by the Board regarding the vesting period of any Stock Option, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

(e)            Manner of Exercise.  A Grantee may exercise a Stock Option by delivering a notice of exercise to the Board with accompanying payment of the option price.  Should a Stock Option become exercisable on and after the date on which the initial registration of the Company Stock under Section 12(g) of the Securities Exchange Act of 1934 (Exchange Act) becomes effective, such notice may instruct the Company to deliver shares of Company Stock upon the exercise of the Stock Option to any registered broker or dealer designated by the Company (“Designated Broker”) in lieu of delivery to the Grantee.  Such instructions must designate the account into which the shares are to be deposited.

(f)             Termination of Employment, Disability or Death.

(1)            In the event the Grantee during his lifetime ceases to be an employee of the Company or Non-Employee Director for any reason other than death or a termination for cause by the Company, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within sixty (60) days of the date on which he ceases to be an employee or Non-Employee Director, but in any event no later than the date of expiration of the option exercise period.

(2)            In the event the Grantee ceases to be an employee of the Company or Non-Employee Director on account of a termination for cause by the Company, any Stock Option held by the Grantee shall terminate as of the date he ceases to be an employee or Non-Employee Director.  For purposes of this Plan, a termination for cause shall mean a termination resulting from a person’s dishonesty, theft or willful and persistent failure to follow the lawful directions of the Board or his or her supervisors.

(3)            In the event of the death of the Grantee while he is an employee or Non-Employee Director of the Company, any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by his personal representative at any time prior to the expiration of six (6) months from the date of death, but in any event no later than the date of expiration of the option exercise period.

(g)            Satisfaction of Option Price.  The Grantee shall pay the option price in cash or, with the approval of the Board, by delivering shares of Company Stock already owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and having a fair market value on the date of exercise equal to the option price or with a combination of cash and shares.  The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise.  Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

(h)            Rule 16b-3 Restrictions.  Unless a Grantee could otherwise transfer Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six (6) months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

(i)             Limits on Incentive Stock Options.  Each Grant of an Incentive Stock Option shall provide that the aggregate fair market value of the Company Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company shall not exceed $100,000.  An Incentive stock Option shall not be granted to any Participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than  110% percent of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five (5) years from the date of grant.

6.              Stock Option Grants to Non-Employee Directors.

(a)            Number of Shares.  Each individual who becomes a Non-Employee Director shall receive a grant of Non-qualified Stock Options in such number as shall be determined by the Board.  In the case of the initial “founding” Directors, such grants may take into consideration the “risk” capital provided by such Directors to the Company during its organization.

(b)            Option Price and Exercise Period.  The purchase price of Company Stock subject to such grants shall be the fair market value of a share of such stock as of the date such Stock Option is granted and the exercise period shall not exceed ten (10) years from the date of grant.  “Fair Market Value” shall be determined pursuant to Section 5(b).

(c)            Vesting of Options.  The vesting period for such Stock Options shall be not less than three years in approximately equal percentages commencing on the date of grant as determined by the Board.  Notwithstanding, any vesting period for subsequently granted options to Board members, all outstanding Stock Options granted pursuant to this Section shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

(d)            Manner of Exercise and Satisfaction of Option Price.  A Non-Employee Director may exercise and satisfy the option price of Stock Options granted pursuant to this Section in accordance with the provisions of Section 5(e) and (g) respectively.

(e)            Termination of Relationship with the Company, Disability or Death.

(1)            In the event a Non-Employee Director during his or her lifetime ceases to serve as a Non-Employee Director for any reason other than on account of becoming an employee of the Company or death, any Stock Option granted pursuant to this Section which is otherwise exercisable by the Non-Employee Director shall terminate unless exercised within sixty (60) days of the date on which he ceases to serve as a Non-Employee Director, but in any event no later than the date of expiration of the option exercise period.

(2)            In the event the Non-Employee Director ceases to be a Non-Employee Director of the Company on account of a termination for cause by the Company, as defined above, any Stock Option held by the Grantee shall terminate as of the date he ceases to be a Non-Employee Director.

(3)            In the event of the death of the Non-Employee Director while he is serving as a Non-Employee Director, any Stock Option granted pursuant to this Section which was otherwise exercisable by the Non-Employee Director at the date of death may be exercised by his personal representative at any time prior to the expiration of six (6) months from the date of death, but in any event no later than the date of expiration of the option exercise period.

(f)            Rule 16b-3 Restrictions.  Unless a Non-Employee Director could otherwise transfer Company Stock issued pursuant to a stock Option granted pursuant to this Section without incurring liability under Section 16(b) of the Exchange Act, at least six (6) months must elapse from the date of acquisition of the Stock Option to the date of disposition of the Company Stock issued upon exercise of such Stock Option.

7.              Transferability of Options and Grants.

 Only a Participant or his or her authorized legal representative may exercise rights under a Grant.  Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Board in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations there under.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant (“Successor Grantee”) may exercise such rights.  A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

8.              Right of First Refusal.

 If at any time a Participant desires to sell, encumber, or otherwise dispose of shares of Company Stock acquired by him or her through the exercise of options granted under this Plan, he or she shall first offer the same to the Company by giving the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer.           Within fourteen (14) days after receipt of such notice the Company shall have the option to purchase all or part of such Company Stock.  If the Company decides to exercise this option, the purchase price of the Company Stock shall be the proposed price or the fair market value of the Stock (as determined under Section 5(b) of the Plan) on the date such written notice is received by the Board, whichever is less.

 In the event the Company does not exercise the option to purchase Company Stock, as provided above, the Participant shall have the right to sell, encumber, or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) days after the expiration of the option period.  If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

9.              Change in Control of the Company.

 As used herein, a “Change in Control” shall be deemed to have occurred if:

(a)            As a result of any transaction, any one shareholder or affiliated group of shareholders becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company’s then outstanding securities, other than (i) in connection with an initial public offering of shares of Company Stock or (ii) a buyout transaction in which existing shareholders or officers will control directly or indirectly more than 50% of the combined voting power of the Company’s then outstanding securities.

(b)            A liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets occurs.

(c)            As a result of a tender offer, a stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities, other than in a buyout transaction in which existing shareholders or officers will control directly or indirectly more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d)            During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof.

10.            Certain Corporate Changes.

(a)            Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company does Not Survive.  If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least thirty (30) days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Stock Options written notice of such event.  Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten (10) days after such written notice is sent by the Company or to require that the Company purchase such outstanding Grants for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of company Stock subject to the Grantee’s outstanding Grants.  Any installments or such Grants not so exercised or cashed out shall thereafter lapse and be of no further force or effect.

(b)            Merger or Consolidation Where the Company Survives.  If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Board may, in its sole discretion, elect to give each Grantee with any outstanding Stock Options written notice of such event.  If such notice is given, each such Grantee shall thereupon have the right to exercise in fully any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten (10) days after such written notice is sent by the Company or to require that the Company purchase such outstanding Grants for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Grantee’s Outstanding Grants.  Any installments of such Grants not so exercised or cashed out shall thereafter lapse and be of no further force and effect.

11.            Amendment and Termination of the Plan.

(a)            Amendment.  The Board of Directors by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for employees to receive Incentive Stock Options under the Plan, shall be subject to approval by the shareholders of the Company.  Notwithstanding the foregoing, the Board of Directors shall not make any amendment to the Plan as to which, in the opinion of counsel to the Company, shareholder approval is required to comply with the requirements of Rule 16b-3 under the Exchange Act.

(b)            Termination of Plan.  The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the shareholders.

(c)            Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents.  The termination of the Plan shall not impair the power and authority of the board with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended by agreement of the Company and the Grantee consistent with the Plan.

(d)            Governing Document.  This Plan shall be the controlling document.  No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

12.            Funding of the Plan.

 This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any           other segregation of assets to assure the payment of any Grants under this Plan.  In no event shall interest be paid or accrued on any Grant, including any unpaid installments of Grants.

13.            Rights of Participants.

 Nothing in this Plan shall entitle any Participant or other person to any claim or right to be granted an award under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained by or in the employ of the Company.

14.            Withholding of Taxes.

 The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the employee of the Company, any federal, state or local taxes required by law to be withheld with respect to any Grants or options or the exercise thereof.  In the alternative, the Participant or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold.

15.            Agreements with Participants.

 Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Board shall approve.

16.            Requirements for Issuance of Shares.

 No Company Stock shall be issued or transferred upon any exercise of options hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board.  The Board shall have the right to condition any Stock Option granted hereunder on such Participant’s undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

17.            Headings.

 Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.            Effective Date.

(a)            Effective Date of the Plan.  Subject to the approval of the Company’s shareholders, this Plan shall be effective as of the date the Company’s Articles of Incorporation are filed and accepted by the Pennsylvania Department of State.

(b)            Effectiveness of Section 16 Provisions.  The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as the Company Stock is so registered.

(c)            Effectiveness of Section 162(m) Provisions.  The provisions of the Plan that refer to, or are applicable to persons subject to, Section 162(m) of the Code shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as the Company Stock is so registered.

19.            Miscellaneous.

(a)            Compliance with Law.  The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  In accordance with FDIC regulations and guidelines, all option agreements shall provide that option holders may be required to exercise or forfeit their options if the Bank’s capital falls below minimum capital requirements.  With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Board may also adopt rules regarding the withholding of taxes on payments to Grantees.

(b)            All powers and authority granted to the Board herein may be assigned by the Board to a committee of the Board, including the existing personnel committee, consisting of not less than two (2) members of the Board.